                                                                    Exhibit 99.1

       Headquarters: 3605 Warrensville Center Rd., Shaker Heights, OH 44122-5203
                      Mailing Address: P.O. Box 228070, Cleveland, OH 44122-8070

[OFFICEMAX LOGO]


NEWS RELEASE                                          FOR IMMEDIATE RELEASE

                                                      For inquiries:
                                                      Steve Baisden
                                                      Manager, Investor &
                                                      Public Relations
                                                      (216) 471-3441
                                                      investor@officemax.com

OFFICEMAX REPORTS SIGNIFICANTLY IMPROVED FOURTH QUARTER AND FULL YEAR 2002
RESULTS

DOMESTIC FOURTH QUARTER SAME-STORE SALES INCREASED 8.5 PERCENT, CONSOLIDATED INCLUDING MEXICO UP 7.7 PERCENT;

FOURTH QUARTER GAAP EARNINGS OF 22 CENTS PER SHARE, PRO-FORMA EPS OF 13 CENTS;

GROSS MARGIN INCREASED 3.7 PERCENTAGE POINTS IN FOURTH QUARTER TO 24.91 PERCENT

OFFICEMAX ENDS FISCAL 2002 WITH NO DEBT NET OF $137 MILLION IN CASH

FIRST MONTH OF THE NEW FISCAL YEAR OFF TO STRONG START WITH SAME-STORE SALES TRACKING IN THE HIGH SINGLE-DIGIT RANGE, DESPITE NEGATIVE EFFECTS OF MAJOR SNOW STORMS

CLEVELAND - March 4, 2003 - OfficeMax, Inc. (NYSE: OMX) today reported significantly improved results for its fourth quarter and full fiscal year ended Jan. 25, 2003. Same-store sales increased 8.5 percent in the fourth quarter for the Company's U.S. operations and including Mexico were up 7.7 percent. This represents the Company's fifth consecutive quarter of year-over-year comparable-store sales improvement. Overall sales for the fourth quarter increased five percent to $1.336 billion compared to $1.271 billion for the like period in fiscal 2001, which included sales for 29 stores closed on the first day of fiscal 2002. For the full 52-week period in fiscal 2002, consolidated comparable-store sales increased approximately four percent. Overall, full-year sales were up three percent to $4.776 billion compared to $4.626 billion for the previous fiscal year including the sales for the 29 closed stores.


Michael Feuer, the Company's chairman and chief executive officer, said, "Throughout the fourth quarter, during a very difficult economic environment, OfficeMax achieved major gains in the number of same-store customer transactions and increases in the average amount per transaction, both of which fueled our industry-leading same-store sales results. We attribute these substantial gains to the long-term programs that we completed over the past three years which have positioned us for a new phase of accelerated growth. These improvements included the development and installation of state-of-the-art supply chain management and computer systems, store execution programs including an emphasis on associate training, more effective merchandise presentations, and focused marketing tactics that are allowing us to gain market share with the core business customer while maintaining gross margin dollars."


FOURTH QUARTER NET INCOME IMPROVED WITH $270 MILLION SWING FROM SAME QUARTER IN THE PREVIOUS YEAR

On a Generally Accepted Accounting Principles (GAAP) basis, in the fourth quarter, OfficeMax reported a $270 million positive swing in net income to $27.1 million, or 22 cents per diluted share, from a net loss of $243.1 million, or $2.06 per share, in the like period of the previous year. The loss in the fourth quarter of fiscal 2001 included net pre-tax charges of $76.8 million related to store closings, fixed asset impairments and the write-off of certain non-productive assets, along with $3.7 million for the liquidation of inventory from the closed stores. Additionally, in this same quarter of fiscal 2001, the Company recorded a non-cash charge of $170.6 million to establish a valuation allowance for its net deferred tax assets and net operating loss carryforwards.


Assuming an approximate 40 percent tax rate, which is consistent with OfficeMax's historical tax rate and how most Wall Street analysts typically evaluate performance, in the fourth quarter, OfficeMax earned net income of $16.4 million, or 13 cents per diluted share, one cent ahead of analysts' consensus expectation. This compares to a pro-forma loss of $22.2 million, or 19


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OFFICEMAX, INC.
FISCAL 2002 FOURTH QUARTER RELEASE
MARCH 4, 2003

cents per share, in the same period a year ago when assuming the same tax rate and excluding the fiscal 2001 fourth quarter pre-tax charges and tax allowance.

FULL YEAR NET INCOME JUMPED $383 MILLION

For the full year, net income on a GAAP basis jumped approximately $383 million to $73.7 million, or 59 cents per diluted share, from a loss in fiscal year 2001 of $309.5 million, or $2.72 per share. On a pro-forma basis assuming a 40 percent tax rate and excluding a $57.5 million tax benefit, OfficeMax earned net income of approximately $9.8 million, or eight cents per diluted share, for fiscal 2002. This compares to a net loss of $88.9 million, or 79 cents per share, in fiscal 2001, excluding the fiscal 2001 fourth quarter pre-tax charges and tax allowance as well as assuming the same tax rate.

GROSS MARGIN INCREASED 371 BASIS POINTS IN FOURTH QUARTER

OfficeMax said gross margin in the fourth quarter increased 371 basis points year-over-year to 24.91 percent of sales from 21.20 percent in the same quarter of the previous year. Excluding the $3.7 million inventory liquidation charge in the fiscal 2001 fourth quarter, gross margin would have improved 342 basis points year-over-year.

Mr. Feuer said, "During the Company's January back-to-business selling season, a period in which its small business customers typically restock office supplies for the new year, OfficeMax experienced an anticipated merchandise sales mix shift from lower margin holiday business gift and technology products to more profitable core office supplies and furniture including OfficeMax private label products. This seasonal merchandise sales transition, along with increased expense leverage, propelled OfficeMax to achieve its highest fourth quarter gross margin in four years."

INTERNATIONAL SEGMENT SALES RESULTS

Primarily as a result of unfavorable currency translation from the weakening of the Mexican Peso against the U.S. Dollar, the OfficeMax International Business Segment, comprised of the Company's 30-store Mexico operations, reflected a comparable-store sales decrease of approximately 17 percent. Fourth quarter sales in local currencies for this segment increased slightly, while sales in U.S. Dollars reached $36.5 million, down from $40.2 million in the same quarter for the prior year. For the full year, sales increased nine percent to $153.1 million from $140.6 million in the previous fiscal year.

COMPANY REPORTS BEST FINANCIAL POSITION IN SIX YEARS

OfficeMax ended fiscal 2002 in its best financial position in six years with $137 million in cash and no short-term borrowings. This compares to $220 million in borrowings two years earlier when the Company was in the process of rebuilding its supply chain and distribution infrastructure.

Mr. Feuer said, "We plan to capitalize on our dramatically improved financial position, accelerated sales trend and infrastructure advancements to continue to gain market share at the retail level. Beginning in the fourth quarter, all new OfficeMax superstore openings incorporated the Company's latest 20,000 square-foot prototype, reduced from its previous 23,500 square-foot layout. This year, OfficeMax plans to open a relatively small number of new superstores but will remodel over 250 existing outlets. The Company is also developing a new store initiative, internally dubbed `Project Phoenix,' focusing on a 4,000 to 7,000 square-foot format that will be an offshoot of its current small footprint PDQ store, which includes its high-margin CopyMax print-for-pay operation." The Phoenix concept will be tested in the second half of this fiscal year in new environments and venues.

In addition, Mr. Feuer said OfficeMax's public e-commerce Internet site will continue to further integrate with its retail business, along with more cohesive marketing and management of its outside sales force which focuses on medium-sized companies. OfficeMax will also launch a new eCommerce site in Canada utilizing its OfficeMax.com platform to provide Canadian customers access to thousands of office products that will be fulfilled within Canada.

"In 2003, we will continue to invest in programs to improve execution at every level of our business, including a new point-of-sale system at our stores," Mr. Feuer said. "This new system includes a multitude of features including Customer Relationship Management tools that will provide us insight into our customers' buying habits which will be used for real-time purchase recommendations as well as for targeted marketing efforts. The system also features Line Buster technology which will allow store associates to check out customers paying with a credit card anywhere in the store, further enhancing and speeding up the OfficeMax shopping experience. We expect the initial suite of features from this state-of-the-art system to be rolled out to all U.S. stores by the end of the third quarter of this fiscal year."


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PAGE 3 of 6
OFFICEMAX, INC.
FISCAL 2002 FOURTH QUARTER RELEASE
MARCH 4, 2003

NEW YEAR OFF TO A STRONG START WITH SAME-STORE SALES TRACKING IN THE HIGH SINGLE-DIGIT RANGE

OfficeMax said its domestic comparable-store sales in February, the first month and the most important period of the first quarter, tracked in the high single-digit range. "This is particularly gratifying despite the effects of unusually harsh winter storms in the Northeast, mid-Atlantic and Midwest, which the Company estimates negatively impacted comparable-store sales by approximately one percent," Mr. Feuer said. "We believe our impressive gains are the continuing result of our three-pronged strategy of consistently providing high merchandise in-stock positions, strong execution at the store level, and tactical marketing that is driving store traffic while positively maintaining gross margin."

FIRST QUARTER AND FISCAL 2003 GUIDANCE

Mr. Feuer said, "We are very pleased that current domestic same-store sales trends are exceeding our expectations. Based on this, the Company's guidance for this new fiscal year includes anticipated significant top and bottom line gains as we invest in infrastructure and programs that enhance all aspects of our business. However, the Company is very cognizant of the numerous unknowns that could adversely affect its business including tenuous economic conditions, perceived or actual effects of terrorist activity, and the possibility of a war in Iraq."

In the first quarter, OfficeMax expects comparable-store sales above the mid-single digit range with GAAP earnings of seven to eight cents per diluted share which, assuming an estimated 40 percent tax rate, would be four to five cents on a pro-forma basis. For the full fiscal year, OfficeMax is conservatively planning overall sales at somewhat above $5 billion, with comparable-store sales in the mid-single digit range. On a GAAP basis, this would produce earnings of 47 to 50 cents per diluted share, or 28 to 30 cents using a tax rate of 40 percent, which would be more than three times fiscal year 2002 pro-forma results."

ABOUT OFFICEMAX

OfficeMax operates nearly 1,000 superstores in 49 states, Puerto Rico, the U.S. Virgin Islands and Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores also feature CopyMax and FurnitureMax, store within-a-store modules devoted exclusively to "print-for-pay" services and office furniture. Additionally, the Company reaches customers with an offering of over 40,000 items through its award-winning eCommerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax distribution facilities, 18 delivery centers and two national call centers.



Note: Statements made in this press release, other than those concerning historical information, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are made pursuant to the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements use such words as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or similar expressions. These statements are likely to address the Company's growth strategy, future financial performance (including sales, gross margin and earnings), strategic initiatives, marketing and expansion plans and the impact of operating initiatives. The forward-looking statements, which speak only as of the date of this release, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated, projected or implied in the forward-looking statements. These risks and uncertainties include the following: risks associated with general economic conditions (including effects of the threat or actual occurrence of war, the stock market decline, currency devaluation, additional terrorist attacks and hostilities, slower than anticipated economic recovery and declining employment rate or other changes in our customers' business environments, including an increase in bankruptcy filings); increasing competition that includes office supply superstores, warehouse clubs, contract stationers, electronics stores and mass merchant retailers, as well as grocery and drug store chains; the result of continuing SFAS 142 assessments and other new accounting pronouncements; and other risks and uncertainties described in
Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2002, and in other reports and exhibits to reports filed with the Securities and Exchange Commission (these descriptions are incorporated herein by reference). You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are available, at no charge, at www.sec.gov and www.freeEDGAR.com, as well as on a number of other Web sites. The foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # #

(Financial tables follow)

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PAGE 4 OF 6
OFFICEMAX, INC.
FISCAL 2002 FOURTH QUARTER RELEASE
MARCH 4, 2003

                                 OFFICEMAX, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)


                                        13 WEEKS ENDED    13 Weeks Ended   52 WEEKS ENDED   52 Weeks Ended
                                        JAN. 25, 2003     Jan. 26, 2002    JAN. 25, 2003    Jan. 26, 2002
                                        --------------    --------------   --------------   --------------

Sales(1)..............................  $1,335,534        $1,271,302       $4,775,563       $4,625,877
Cost of merchandise sold, including
   buying and occupancy costs.........   1,002,818           998,089        3,578,872        3,536,069
Inventory liquidation.................           -             3,680                -            3,680
                                        --------------    --------------   --------------   --------------
Gross profit..........................     332,716           269,533        1,196,691        1,086,128
Store operating and selling expenses..     270,288           268,576        1,034,122        1,052,958
General and administrative expenses...      32,722            34,678          134,763          145,680
Pre-opening expenses..................          20               105              672            2,790
Goodwill amortization.................           -             2,464                -            9,855
Store closing and asset impairment....         712            76,761            2,489           76,761
                                        --------------    --------------   --------------   --------------
Total operating expenses..............     303,742           382,584        1,172,046        1,288,044
                                        --------------    --------------   --------------   --------------
Operating income (loss)...............      28,974          (113,051)          24,645         (201,916)
Interest expense and other, net.......       1,234             1,881            5,980           14,865
                                        --------------    --------------   --------------   --------------
Income (loss) before income taxes and
   minority interest..................      27,740          (114,932)          18,665         (216,781)
Income tax benefit....................           -           (43,080)         (57,500)         (80,912)
Deferred tax assets valuation
  allowance...........................           -           170,616                -          170,616
Joint venture minority interest.......         684               629            2,441            2,973
                                        --------------    --------------   --------------   --------------
Net income (loss).....................  $   27,056        $ (243,097)      $   73,724       $ (309,458)
                                        ==============    ==============   ==============   ==============

EARNINGS (LOSS) PER COMMON SHARE:
  Basic...............................     $0.22            $(2.06)           $0.60           $(2.72)
  Diluted.............................     $0.22            $(2.06)           $0.59           $(2.72)
                                      ==============    ==============   ==============   ==============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING:
  Basic...............................   124,094           117,741          123,817          114,308
  Diluted.............................   125,255           117,741          125,109          114,308
                                      ==============    ==============   ==============   ==============



(1) 2001 sales results include sales from 29 stores closed on the first day of fiscal year 2002.


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OFFICEMAX, INC.
FISCAL 2002 FOURTH QUARTER RELEASE
MARCH 4, 2003

                                 OFFICEMAX, INC.
                             BUSINESS SEGMENT DATA
                      (In thousands, except per share data)


                                                       13 WEEKS ENDED                  52 WEEKS ENDED
                                                   JAN. 25,         Jan. 26,       JAN. 25,    Jan. 26,
                                                    2003             2002           2003         2002
                                                  ----------       ----------     ----------   ----------

 DOMESTIC BUSINESS SEGMENT

 Sales(1).......................................  $1,299,045        $1,231,070     $4,622,479    $4,485,293

 Cost of merchandise sold, including
   buying and occupancy costs...................     974,879           964,855      3,461,366     3,429,069

 Inventory Liquidation..........................           -             3,680              -         3,680
                                                  ----------       -----------     ----------    ----------

 Gross profit...................................     324,166           262,535      1,161,113     1,052,544

 Operating income (loss)........................      27,777          (113,969)        20,307      (206,580)

 Net income (loss)..............................     $26,345         ($243,637)       $71,185     ($312,089)
                                                  ==========       ===========     ==========    ==========


 INTERNATIONAL BUSINESS SEGMENT

 Sales..........................................     $36,489           $40,232       $153,084      $140,584

 Cost of merchandise sold, including
   buying and occupancy costs...................      27,939            33,234        117,506       107,000
                                                  ----------       -----------     ----------    ----------

 Gross profit...................................       8,550             6,998         35,578        33,584

 Operating income...............................       1,197               918          4,338         4,664

 Net income.....................................        $711              $540         $2,539        $2,631
                                                  ==========       ===========     ==========    ==========


 EARNINGS (LOSS) PER DILUTED SHARE:

    Domestic Business Segment...................       $0.21            ($2.07)         $0.57        ($2.74)

    International Business Segment..............       $0.01             $0.01          $0.02         $0.02




(1) 2001 sales results include sales from 29 stores closed on the first day of fiscal year 2002.





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OFFICEMAX, INC.
FISCAL 2002 FOURTH QUARTER RELEASE
MARCH 4, 2003

                                 OFFICEMAX, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                     JAN. 25,           JAN. 26,
                                                                      2003               2002
                                                                   ----------         ------------
ASSETS
Current assets:
   Cash and equivalents                                              $  137,143         $   76,751
   Accounts receivable, net of allowances
      of $1,073 and $974, respectively                                   90,339             87,511
   Merchandise inventories                                              927,679            884,827
   Other current assets                                                  27,585             43,834
                                                                     -----------        ------------
   Total current assets                                               1,182,746          1,092,923

Property and Equipment:
   Buildings and land                                                    36,133             35,725
   Leasehold improvements                                               183,547            185,998
   Furniture, fixtures and equipment                                    645,466            616,768
                                                                     -----------        ------------
   Total property and equipment                                         865,146            838,491
   Less: Accumulated depreciation                                      (567,709)          (479,204)
                                                                     -----------        ------------
     Property and equipment, net                                        297,437            359,287

Other assets and deferred charges                                        14,763             12,302
Goodwill, net of accumulated amortization of $89,757                    290,495            290,495
                                                                     -----------        ------------
                                                                     $1,785,441         $1,755,007
                                                                     ===========        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable - trade                                          $  437,884         $  495,505
   Accrued expenses and other liabilities                               227,022            196,297
   Accrued salaries and related expenses                                 60,190             50,705
   Taxes other than income taxes                                         79,781             68,509
   Revolving credit facility                                                  -             20,000
   Redeemable preferred shares - Series B                                21,750             21,750
   Mortgage loan, current portion                                           128                122
                                                                     -----------        ------------
   Total current liabilities                                            826,755            852,888
Mortgage loan                                                             1,390              1,530
Other long-term liabilities                                             157,587            175,456
                                                                     -----------        ------------
   Total liabilities                                                    985,732          1,029,874
                                                                     -----------        ------------
Minority interest                                                        19,264             19,184

Shareholders' equity:
   Common stock                                                         887,556            895,466
   Deferred stock compensation                                             (153)               (29)
   Cumulative translation adjustment                                     (2,457)               616
   Retained deficit                                                     (13,865)           (87,589)
   Less: Treasury stock, at cost                                        (90,636)          (102,515)
                                                                     -----------        ------------
   Total shareholders' equity                                           780,445            705,949
                                                                     -----------        ------------
                                                                     $1,785,441         $1,755,007
                                                                     ===========        ============